EXHIBIT 21

SUBSIDIARIES OF NEW ULM TELECOM, INC.

Name of Subsidiary	Ownership	Jurisdiction of Incorporation
New Ulm Phonery, Inc.	100%	Minnesota
New Ulm Cellular #9	100%	Minnesota
New Ulm Long Distance, Inc.	100%	Minnesota
TechTrends, Inc.	100%	Minnesota
Peoples Telephone Company	100%	Iowa
Western Telephone Company	100%	Minnesota
Hutchinson Telephone Company	100%	Minnesota
Hutchinson Telecommunications, Inc.	100% owned by HTC	Minnesota
Hutchinson Cellular, Inc.	100% owned by HTC	Minnesota
Sleepy Eye Telephone Company	100%	Minnesota

The financial statements of all wholly-owned subsidiaries listed above are included in the Consolidated Financial Statements of NU Telecom on this Form 10-K, with the exception of SETC. The balance sheet for SETC is included in the Consolidated Financial Statements of NU Telecom on this Form 10-K, however, the income statement is included in HCC, which was a significant subsidiary, and is not consolidated, but rather is recorded as an equity subsidiary of NU Telecom using the equity method of accounting for the years 2012, prior to the spin-off of HCC and 2011. NU Telecom is incorporated in the state of Minnesota.

64